AMENDED AND RESTATED
               ARTICLES OF INCORPORATION
                          OF
                   NEW SHOPKO, INC.

     These Amended and Restated Articles of
Incorporation shall supersede and replace the heretofore existing Articles of Incorporation of New
Shopko, Inc., a Wisconsin corporation (the
"Corporation"), organized under the Wisconsin Business
Corporation Law:


                       ARTICLE I

                         NAME

     The name of the Corporation is New ShopKo, Inc.

                      ARTICLE II

                       PURPOSES

     The Corporation is authorized to engage in any lawful activity for which corporations may be organized under the Wisconsin Business Corporation Law and any successor provisions.

                      ARTICLE III

                     CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have the authority to issue, the designation of each class of shares, the authorized number of shares of each class and the par value thereof per share shall be as follows:


Designation of                         Par Value    Authorized
        Class                          Per Share   Number of
                                                   Shares
Common Stock                            $.01       75,000,000
Preferred Stock                         $.01       20,000,000

     The preferences, limitations and relative rights of shares of each class and series thereof, if any, and the authority of the Board of Directors of the Corporation to create and to designate series of Preferred Stock and to determine the preferences, limitations and relative rights as between series shall be as follows:

     A. Common Stock.

          1.  Voting. Except as otherwise provided by
     law and except as may be determined by the Board of Directors of the Corporation with respect to shares of Preferred Stock as provided in Section
     B, below, only the holders of shares of Common
     Stock shall be entitled to vote for the election of directors of the Corporation and for all other corporate purposes. Except as otherwise provided by law, upon any such vote, each holder of Common
     Stock shall be entitled to one vote for each share of Common Stock held of record by such shareholder.

          2. Dividends. Subject to the provisions of paragraph (2) of Section B, below, the holders of Common Stock shall be entitled to receive such dividends as may be declared thereon from time to time by the Board of Directors of the Corporation, in its discretion, out of any funds of the Corporation at the time legally available for payment of dividends.

          3.  Liquidation.  In the event of the
     voluntary or involuntary dissolution, liquidation or winding up of the Corporation, after there have been paid to or set aside for the holders of shares of Preferred Stock the full preferential amounts, if any, to which they are entitled as provided in paragraph (3) of Section B, below, the holders of outstanding shares of Common Stock shall be entitled to share ratably, according to the number of shares held by each, in the remaining assets of the Corporation available for distribution.

     B.  Preferred Stock.

          1.  Series and Variations Between Series. The
     Board of Directors of the Corporation is authorized, to the full extent permitted under the Wisconsin Business Corporation Law and the provisions of this Section B, to provide for the issuance of the Preferred Stock in one or more series, each of such series to be distinctively designated, and to have such voting rights, redemption or conversion rights, dividend or distribution rights, preferences with respect to dividends or distributions, or other preferences, limitations or relative rights as shall be provided by the Board of Directors of the Corporation consistent with the provisions of the Wisconsin Business Corporation Law and this
     Article III.  The Board of Directors of the
     Corporation, unless otherwise provided when the series is established, may increase or decrease the number of shares of any series, provided that the number of shares of any series shall not be reduced below the number of shares then outstanding.

          2.  Dividends.  Before any dividends (other
     than a dividend payable solely in Common Stock) shall be paid or set apart for payment upon shares of Common Stock, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate (which may be fixed or variable) and at such times as specified in the particular series, if any. The holders of shares of Preferred Stock shall have no rights to participate with the holders of shares of Common
     Stock in any dividends in excess of the
     preferential dividends, if any, fixed for such Preferred Stock.

          3.  Liquidation.  In the event of
     liquidation, dissolution or winding up (whether voluntary or involuntary) of the Corporation, the holders of shares of Preferred Stock shall be entitled to be paid the full amount payable on such shares upon the liquidation, dissolution or winding up of the Corporation fixed by the Board of Directors with respect to such shares, if any, before any amount shall be paid to the holders of the Common Stock.

     C. Designation of Series B Preferred Stock. A series of Preferred Stock is hereby created and is designated as the "Series B Junior Participating
Preferred Stock" (the "Series B Preferred Stock") and the number of shares constituting the Series B
Preferred Stock shall be 100,000. Such number of shares of Series B Preferred Stock may be increased or decreased by resolution of the Board of Directors of the Corporation; provided, however, that no decrease shall reduce the number of shares of Series B Preferred
Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series B Preferred Stock. The preferences, limitations and relative rights of the Series B Preferred Stock shall be as set forth on the attachment hereto entitled "Preferences, Limitations and Relative Rights of the Series B Junior
Participating Preferred Stock."

                      ARTICLE IV

                  BOARD OF DIRECTORS

     A. Number. The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provision of these Articles of Incorporation applicable thereto) shall not be less than one (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

     B. Classification of Board. The directors shall be divided into three classes, designated Class I, Class II and Class III, and the term of office of directors of each class shall be three years. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. If the number of directors is changed by resolution of the Board of Directors pursuant to this Article IV, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director.

     C. Tenure and Vacancies. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify. Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.
Any director so elected to fill any vacancy on the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office for the remaining term of directors of the class to which he or she has been elected and until his or her successor shall be elected and shall qualify.

     D. Removal of Directors. Exclusive of directors, if any, elected by the holders of one or more classes or series of Preferred Stock, no director of the Corporation may be removed from office, except for Cause and by the affirmative vote of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article IV, the term "Cause" shall mean solely malfeasance arising from the performance of a director's duties which has a materially adverse effect on the business of the Corporation.

     E. Nominations of Directors. No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the Corporation's By-laws, that a person's name be placed in nomination is received from a shareholder of record by the Secretary of the Corporation, together with the written consent of such person to serve as a director,
(i) with respect to an election held at an annual meeting of shareholders, not less than one hundred twenty (120) days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not later than the close of business on the eighth day following the date of the earlier of public announcement or notice of such meeting.

     F.  Amendment.  Notwithstanding any other
provisions of these Articles of Incorporation or By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), this Article IV may be amended, altered or repealed only by the affirmative vote of the holders of not less than 75% of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting.

                       ARTICLE V

                 BUSINESS COMBINATIONS

     A. Special Vote for Certain Combinations. Except as otherwise expressly provided in Section B of this
Article V:

          (i)  any merger or consolidation of the
     Corporation with or into any other corporation;

          (ii) any sale, lease, exchange or other
     disposition of all or any substantial part of the assets of the Corporation to or with any other corporation, person or other entity; or

          (iii) the issuance or transfer of any
     securities of the Corporation by the Corporation to any other corporation, person or other entity in exchange for assets, cash or securities or a combination thereof (except assets, cash or securities or a combination thereof so acquired in a single transaction or a series of related transactions having an aggregate fair market value of less than $10,000,000);

     shall require the affirmative vote of the holders of

          (a)  at least 75% of the outstanding shares
      of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Article V as one class, and

           (b)  at least a majority of the outstanding
      shares of capital stock of the Corporation which are not beneficially owned by such corporation, person or other entity, if as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon, such other corporation, person or entity is the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this
      Article V as one class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or in any agreement with any national securities exchange or quotation system.

     B. Special Vote Not Required. The provisions of this Article V shall not apply to any transaction described in clauses (i), (ii), or (iii) of Section A of this Article V, (a) with another corporation, person or other entity if a majority of the outstanding equity interests in such other corporation, person or other entity considered for this purpose as one class is owned of record or beneficially by the Corporation and/or its subsidiaries; or (b) with another corporation, person or other entity if the Board of Directors of the Corporation shall by resolution have approved a memorandum of understanding with such other corporation, person or other entity with respect to and substantially consistent with such transaction prior to the time such other corporation, person or other entity became the beneficial owner, directly or indirectly, of 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors; or (c) with another corporation, person or other entity pursuant to a public or private offering of securities of the Corporation if such public or private offering does not involve any merger or consolidation of the Corporation with or into any other corporation and such public or private offering has been approved by the Board of Directors of the Corporation.

     C. Beneficial Ownership. For the purposes of this Article V, a corporation, person or other entity shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation (i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, or (ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other corporation, person or other entity (a) with which it or its "affiliate" or "associate" (as defined below) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation or (b) which is its "affiliate" or "associate" as those terms were defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect on September 24, 1997. For the purposes of this Article V, the outstanding shares of any class of capital stock of the Corporation shall include shares deemed owned through the application of clauses
(i) and (ii) of this Section C but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

     D.  Determination by Board of Directors.  The
Board of Directors of the Corporation shall have the power and duty to determine for the purposes of this
Article V, on the basis of information then known to it, whether (i) any corporation, person or other entity beneficially owns, directly or indirectly, 5% or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, or is an "affiliate" or an "associate"
(as defined above) of another, (ii) any proposed sale, lease, exchange or other disposition of part of the assets of the Corporation involves a substantial part of the assets of the Corporation, (iii) assets, cash or securities, or a combination thereof, to be acquired in exchange for securities of the Corporation, have an aggregate fair market value of less than $10,000,000 and whether the same are proposed to be acquired in a single transaction or a series of related transactions, and (iv) the memorandum of understanding referred to above is substantially consistent with the transaction to which it relates. Any such determination by the Board shall be conclusive and binding for all purposes of this Article V.

     E.  Amendment.  Notwithstanding any other
provisions of these Articles of Incorporation or By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), this Article V may be amended, altered or repealed only by the affirmative vote of the holders of not less than 75% of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting.

                      ARTICLE VI

                   PREEMPTIVE RIGHTS

     No holder of any shares of the Corporation shall have any preemptive or subscription rights nor be entitled, as of right, to purchase or subscribe for any part of the unissued shares of the Corporation or of any additional shares issued by reason of any increase of authorized shares of the Corporation or other securities whether or not convertible into shares of the Corporation.

                      ARTICLE VII

                    SHARE DIVIDENDS

     A dividend payable in shares of any class or series of the Corporation may be paid in shares of any other class or series.

                     ARTICLE VIII

                  SHAREHOLDER ACTION

     The shareholders of the Corporation shall not be entitled to take action without a meeting by less than unanimous consent.

                      ARTICLE IX

  AMENDMENT OF BY-LAWS AND ARTICLES OF INCORPORATION

     A. Amendment of By-Laws. Notwithstanding any other provision of these Articles of Incorporation or the Corporation's By-laws, the Corporation's By-laws may be amended, altered or repealed, and new By-laws may be enacted, only by the affirmative vote of the holders of not less than 75% of the outstanding shares of capital stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting, or by a vote of not less than a majority of the entire Board of Directors then in office.

     B.  Amendment of Articles of Incorporation.
Except as provided in Articles IV and V and this
Article IX, these Articles of Incorporation may be amended, altered or repealed, and new Articles of Incorporation may be enacted, only by the affirmative vote of the holders of not less than a majority of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting; provided, however, that this
Article IX shall not limit the power of the Corporation's Board of Directors to make certain amendments to the Articles of Incorporation under Chapter 180 of the Wisconsin Statutes and any successor provisions without shareholder approval.

     C.  Amendment of this Article IX.
Notwithstanding any other provisions of these Articles of Incorporation or By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the By-laws of the Corporation), this Article IX may be amended, altered or repealed only by the affirmative vote of the holders of not less than 75% of the outstanding total shares of stock of the Corporation entitled to vote at a meeting of shareholders duly called for such purpose and by the affirmative vote of the holders of not less than a majority of the shares of each class or series, if any, entitled to vote thereon at such meeting.

                       ARTICLE X

                   REGISTERED OFFICE

     The address of the initial registered office of the Corporation is 44 East Mifflin Street, Madison,
Wisconsin 53703. The name of its initial registered agent at such address is CT Corporation System.

                      ARTICLE XI

     The name and address of the incorporator is Randall J. Erickson, Godfrey & Kahn, S.C., 780 North
Water Street, Milwaukee, Wisconsin 53202.

     This instrument was drafted by:
     Randall J. Erickson
     Godfrey & Kahn, S.C.
     780 North Water Street
     Milwaukee, Wisconsin 53202

                      ATTACHMENT
                        TO THE
                 AMENDED AND RESTATED
               ARTICLES OF INCORPORATION
                          OF
                   NEW SHOPKO, INC.

             PREFERENCES, LIMITATIONS AND
            RELATIVE RIGHTS OF THE SERIES B
         JUNIOR PARTICIPATING PREFERRED STOCK

1.  Dividends and Distributions.

     (a) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series B
Junior Participating Preferred Stock (the "Series B
Preferred Stock") with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of Common Stock, par value
$0.01 per share (the "Common Stock") of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B
Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (i) $10 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common
Stock since the immediately preceding Quarterly
Dividend Payment Date or, with respect to the first
Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series
B Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     (b) The Corporation shall declare a dividend or distribution on the Series B Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent
Quarterly Dividend Payment Date, a dividend of $10 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly
Dividend Payment Date.

     (c)  Dividends shall begin to accrue and be
cumulative on outstanding shares of Series B Preferred
Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B
Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment
Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly
Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

     2. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

     (a)  Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred
Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common
Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series B
Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

     (b) Except as otherwise provided herein, in any Articles of Amendment or such other similar document creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series B
Preferred Stock and the holders of shares of Common
Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all makers submitted to a vote of shareholders of the Corporation.

     (c) Except as set forth herein, or as otherwise provided by law, holders of Series B Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

     3. Certain Restrictions.

     (a)  Whenever quarterly dividends or other
dividends or distributions payable on the Series B
Preferred Stock as provided in Section C.1, above, are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred
Stock;

     (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except dividends paid ratably on the Series B
Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

     (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior
(either as to dividends or upon liquidation, dissolution or winding up), to the Series B Preferred
Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding
up) to the Series B Preferred Stock; or

     (iv) redeem or purchase or otherwise acquire for consideration any shares of Series B Preferred Stock, or any shares of stock ranking on a parity with the Series B Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

     (b)  The Corporation shall not permit any
subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 3, purchase or otherwise acquire such shares at such time and in such manner.

     4.  Reacquired Shares.  Any shares of Series B
Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred
Stock subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any Articles of Amendment or such other similar document creating a series of Preferred
Stock or any similar stock or as otherwise required by law.

     5. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred
Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (b) to the holders of shares of stock ranking on a parity
(either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred
Stock, except distributions made ratably on the Series
B Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     6.  Consolidation, Merger, etc.  In case the
Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred
Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock
(by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common
Stock that were outstanding immediately prior to such event.

     7.  No Redemption.  The shares of Series B
Preferred Stock shall not be redeemable.

     8. Rank. The Series B Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.